EXHIBIT 99.7

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC. 20549
SCHEDULE 13D UNDER THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 4) ISRAMCO, INC. (Name of Issuer)
Common Stock par value $.01 per share (Title of Class of Securities) 465141109 (CUSIP Number) Martin Mushkin 470 Park Avenue South 2nd Floor South New York, NY 10016 212-779-4233
(Name, Address and Telephone Number of Persons Authorized to Receive Notices and Communications)
December 24, 1996 (Date of Event with Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d.1(b)(3) or (4), check the following box:  ☐

Check the following box if a fee is being paid with the statement:  ☐

CUSIP No. 465141109	(See Schedule A)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Naptha Holding Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	WC
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	14,874,225 shares
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	14,874,225 shares
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	14,874,225 shares
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	47.3%
14)	Type of Reporting Person	CO

CUSIP No. 465141109	(See Schedule B)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Naptha Israel Petroleum Corporation Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	WC
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109	(See Schedule C)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	J.O.E.L. Jerusalem Oil Exploration Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109	(See Schedule D)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Pass-Port Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109	(See Schedule E)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Israel Credit Lines (Central) Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109	(See Schedule F)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Israel Credit Lines Complementary Financial Services Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109	(See Schedule G)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	K.U. Limited Partnership (1995) (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109	(See Schedule H)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	K.U. Integrated Holdings Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	PN

CUSIP No. 465141109	(See Schedule I)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Michlol Kanot Holdings Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109	(See Schedule J)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Carmen Assets and Investments Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109	(See Schedule K)

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	United Kingsway Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

The Schedule 13D filed with the Securities and Exchange Commission (the “Commission”) on September 20, 1995, as amended by Amendment No. 1 filed with the Commission on January 20, 1996, as amended by Amendment No. 2 filed with the Commission on or about March 27, 1996, and as further amended by Amendment No. 3 filed with the Commission on or about November 27, 1996 (collectively the “Schedule 13D”) relating to the common stock, par value $.01 per share, of Isramco, Inc. are hereby amended by adding the information set forth below. All capitalized terms herein have the meaning ascribed to them in Schedule 13D.

This amendment is filed by Naphtha Holding Ltd. (“Holding”), and Naptha Israel Petroleum Corporation Ltd. (“Naptha”). Holding is hereby added to the Reporting Persons.

Item 1.   Security and Issuer.

The class of equity securities to which this Schedule 13D relates is the Common Stock, par value $.01 per share, (“shares”) of Isramco, Inc., a Delaware corporation (the “Issuer”). The principal executive office of the Issuer is at 575 Madison Ave., New York, NY 10022.

Item 2.   Identity and Background.

On December 24, 1996, Naptha Israel Petroleum Corporation Ltd. (“Naptha”) transferred 9,674,225 shares of the common stock, Class A Warrants to purchase 2.5 million common shares of Isramco at $2 per share, and Class B Warrants to purchase 2.5 common shares of Isramco at $4 per share (the “Warrants”) to Naphtha Holding Ltd. (“Holding”). The 9,674,225 shares and the Warrants had been acquired pursuant to an agreement between Naptha and its parent, JOEL, dated November 13, 1996. The transfer was recorded at $10.15 million, the same price that Naptha paid for these securities. The exchange was made pursuant to an agreement, Exhibit 12 hereto, in which Naptha assigned it rights to acquire these securities to Holding and Holding assumed the obligations of Naptha under the November 13, 1996, agreement.

On December 31, 1996, Naptha transferred 200,000 Shares of common stock of Isramco. The December 31, 1996, transfer was recorded at $128,587, the same price that Naptha paid for the 200,000 shares.

Both exchanges were made for shares of Holding, Naptha’s wholly-owned subsidiary. The shares and Warrants transferred to Holding would constitute 47.3% of the shares of Isramco if the Warrants were exercised. The Warrants expire on April 16, 1997. As of December 31, 1996, Naptha did not own directly any shares or warrants of Isramco.

Naptha Holding Ltd. (“Holding”). The business address of Holding is 4 Raoul Wallenbourg St., Tel-aviv, Israel 69174. The business of Holding is to hold the securities of Isramco transferred to it in this transaction. Holding is an Israeli corporation.

Executive officers, directors and controlling persons. The names, and addresses of the directors and controlling persons of Holding appear on the annexed Schedule J. No executive officers have been appointed for Holding. Jackob Maimon is the acting Chairman of the Board.

The filing of this Schedule 13D does not constitute an admission by any of the persons making this filing that such person are a “group” for purposes of Section 13(d)(3) of the Act. The Reporting Persons deny that they should be deemed to be such a “group” and such persons are making this filing only because they may be deemed to constitute a “group” for purposes of Section 13 (d)(3) of the Act.

During the last five years, none of the Reporting Persons, nor any of their officers and directors, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). During the last five years, none of the Reporting Persons, nor any of their officers and directors, was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws.

Item 3.    Source and Amount of Funds or Other Consideration.

No funds were employed since the transaction was an exchange of securities for securities.

Item 4.    Purpose of the Transaction.

The purpose of the transaction was to transfer the interest in Isramco owned by Naptha to Holding, its 100% subsidiary, for all of the outstandings shares of Holding. From time to time, the persons making this report may acquire additional securities of Isramco in the ordinary course of their business in market transactions.

Item 5.    Interest in Securities of the Issuer.

(a) The aggregate number and percentage of the class of securities being reported on here beneficially owned by Holding is 14,874,225 shares which is 47.3% of the outstanding shares (assuming the exercise of all of the warrants purchased by Holding). The other persons who, together with the persons named in Item 2, comprise a group with the meaning of Section 13(d)(3) of the Act are indirect beneficial owners of these Shares.

(b) All power to vote the Shares is vested in Holding.

Item 6.    Contracts, Arrangements, understandings or Relationships with Respect to Securities of the Issuer.

There was no written contract or agreement between Naptha and Holding.

Item 7.    Material to be Filed as Exhibits.

Exhibit 11 - Joint Filing Agreement (adding Holding to the previously filed joint filing agreement).

Exhibit 12 - Assignment and Assumption Agreement dated December 24, 1996 between Naphtha Israel Petroleum Corp. Ltd. (“Naptha”) and Jerusalem Oil Exploration Ltd. (“JOEL”) (in Hebrew with English translation supplied).

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person or entity whose signature appears below constitutes and appoints Raanan Weisel and Pinchas Pinchas, and each of them, its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all amendments to this Statement on Schedule 13D and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in -fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them. or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

J.O.E.L. JERUSALEM OIL EXPLORATION LTD.

January , 1997	By:	/s/ David David
David David
Chief Executive Officer

PASS-PORT LTD.

January , 1997	By:	/s/ Haim Tsuff
Haim Tsuff
Chairman of the Board

ISRAEL CREDIT LINES (CENTRAL) LTD.

January , 1997	By:	/s/ Yuval Ran
Yuval Ran
Chairman of the Board and Chief Executive Officer

ISRAEL CREDIT LINES COMPLEMENTARY FINANCIAL
SERVICES, LTD.

January , 1997	By:	/s/ Yuval Ran
Yuval Ran
Chariman of the Board and Chief Executive Officer

NAPTHA ISRAEL PETROLEUM CORPORATION LTD.

January , 1997	By:	/s/ Jackob Maimon
Jackob Maimon
Chariman of the Board

NAPTHA HOLDING LTD. ("HOLDING")

January , 1997	By:	/s/ Jackob Maimon
Jackob Maimon
Chariman of the Board

SIGNATURES AND POWER OF ATTORNEY

January , 1997	K.U. LIMITED PARTNERSHIP (1995)
	By:	K.U. Integrated Holding Ltd., its general partner

By:	/s/ Yuval Ran
Yuval Ran
Director

January , 1997	K.U. INTEGRATED HOLDINGS LTD.

	By:	/s/ Yuval Ran
Yuval Ran
Director

January , 1997	MICHLOL KANOT HOLDINGS LTD.

	By:	/s/ Zeev Livnat
Zeev Livnat
Director

January , 1997	CARMEN ASSETS AND INVESTMENTS LTD.

	By:	/s/ Zeev Livnat
Zvika Livnat
Director

January , 1997	UNITED KINGSWAY LTD.

	By:	/s/ Haim Tsuff
Haim Tsuff
Director

SCHEDULE A
DIRECTORS AND EXECUTIVE OFFICERS
OF
NAPTHA HOLDING LTD.
(“HOLDING”)

Name	Title	Address

Jackob Maimon	Chairman of the Board	Shavit House 4 Raoul Wallenberg Street Tel-Aviv 69174

Yuval Ran	Director	Shavit House 4 Raoul Wallenberg Street Tel-Aviv 69174

Zvika Livnat	Director Commercial Manager of Tasbura Company	18 Hazait Street Karme Josef Israel

A-1

SCHEDULE B
DIRECTORS AND EXECUTIVE OFFICERS
OF
NAPTHA ISRAEL PETROLEUM CORP. LTD.

Name	Title	Address

Jackob Maimon	Chairman of the Board	Shavit House 4 Raoul Wallenberg Street Tel-Aviv 69174

Yuval Ran	Director	Shavit House 4 Raoul Wallenberg Street Tel-Aviv 69174

Samuel Meerson	Director	7 Hayasmin, Carmei Yosef

Jacob Ben-Gur	Director	100 Hachashmonaim Street Tel-Aviv

J.O.E.L. Jerusalem Oil Exploration Ltd.	Director	Shavit House 4 Raoul Wallenberg Street Tel-Aviv 69174

Juda Markovitz	Director	Abir Sport 6 Shvil Hatnufa Street Kiriat Hamelacha Tel-Aviv 66536

Yossi Levy	General Manager	Shavit House 4 Raoul Wallenberg Street Tel-Aviv 69174

Raanan Wiessel	Finance Manager	Shavit House 4 Raoul Wallenberg Street Tel-Aviv 69174

B-1

SCHEDULE C
DIRECTORS AND EXECUTIVE OFFICERS
OF
J.O.E.L. JERUSALEM OIL EXPLORATION LTD.

NOAH LANDNER
Director
15 Ochmanit Street, Ramat Efal, Israel
Attorney

MICHAL MALCAH
Director
57 Tagor Street, Ramat Aviv, Tel Aviv, Israel
Trainee at Attorney’s office

TINA ARKENS MIMON
38 Bilu St. Hertelia
Director

ARIEH PERL
Director
41 Alexander Zeid Street, Naveh Oz, Petach Tikva, Israel
Manager of several companies; director of Polygon Co., a textile company

JACOB EPHRATI
Director
18 David Niv Street, Pizgat Zeev, Jerusalem, Israel
Treasurer of the Municipality of Jerusalem; Director of: Moria Jerusalem Development Co. Ltd;
Administration and Finance Company of the Local Government Ltd.; Mifal Hepais Ltd.;
Benienel Hsuma Ltd; Jerusalem Zoo Ltd.; and the Jerusalem Development Authorities Ltd.

BARUCH KIRSHSTEIN
Director
10 Alfassi Street, Jerusalem, Israel
General Manager of B. Kirsharein Ltd.

C-1

GILBOA KANOT LTD.   1
Director
4 Raoul Wallenberg, Tel-Aviv, Israel
A private Company

DALIOT KANOT LTD.  **
Director
4 Raoul Wallenberg, Tel-Aviv, Israel
A private Company

HARDOF KANOT LTD.  **
Director
4 Raoul Wallenberg, Tel-Aviv, Israel
A private Company

VERED KANOT LTD.   **
Director
4 Raoul Wallenberg, Tel-Aviv, Israel
A private Company

DAVID DAVID
Chief Executive Officer
7 Tidhar Street, Ramat-Efal, Israel

PINCHAS PINCHAS
Comptroller
82B Katz Street, Petach-Tikva

ANMON ARGAMAN, CPA
Internal Auditor
4 Raoul Wallenberg, Tel-Aviv, Israel

1      In Israel, directors need not be individuals. Each of the following three individuals are Directors and Executive Officers of each corporate Director of JOEL named above.

1.	Zeev Livat
18 Hazait Street, Karme Yosef, Israel
Fleet Engineer and Manager of Tasbura Company,
a privately owned company involved in the transportation of cement
Industrial Zone, P.O. Box 320, Ramis, Israel

2.	Zulka Livnet
18 Hazait Street, Karme Yosef, Israel
Commercial Manager of Tasbura Company

3.	Yuval Ran
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Chairman of the Board and Chief Executive Officer of Israel Credit Line (Central) Ltd. and
Israel Credit Lines Complementary Financial Services Ltd.,
Manager of the Prime and Promote Group of Companies.

C-2

SCHEDULE D
DIRECTORS AND EXECUTIVE OFFICERS
OF
PASS-PORT LTD.

HAIM TSUFF
Director
12 Haporzim Street, Petach Tikva, Israel
Manager of several companies
Citizen of Israel and the Netherlands

JACOB MALCHA
Director
34 Nordan Street, Petach Tikva, Israel
Attorney; director of Polygon Co., a textile company

MICHAEL VALDAN
Director
35 Burla Street, Tel-Aviv, Israel
Advisor in the field of chemistry and petro-chemistry in Israel and abroad.

DR. ESTI BAT
Director
2 Dow Gruner, Herzliya, Israel
Marketing Manager, Initiator of Projects in ESI, Ltd.,
a privately owned company, Lecturer at the Tel-Aviv University

ORANIM KANOT LTD.  **
Director
4 Raoul Wallenberg, Tel-Aviv, Israel

BROSHIM KANOT LTD.  *
Director
4 Raoul Wallenberg, Tel-Aviv, Israel

**     In Israel, directors need not be individuals. Each of the following three individuals are Directors and Executive Officers of each corporate Director of Pass-Port named above.

1.	Zeev Livat
18 Hazait Street, Karme Yosef, Israel
Fleet Engineer and Manager of Tasbura Company,
a privately owned company involved in the transportation of cement
Industrial Zone, P.O. Box 320, Ramis, Israel

2.	Zulka Livnet
18 Hazait Street, Karme Yosef, Israel
Commercial Manager of Tasbura Company

3.	Yuval Ran
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Chairman of the Board and Chief Executive Officer of Israel Credit Line (Central) Ltd. and
Israel Credit Lines Complementary Financial Services Ltd.,
Manager of the Prime and Promote Group of Companies.

D-1

YSHAYUO LIVNE
Chief Executive Officer

PINCHAS PINCHAS
Comptroller
82B Katz Street, Petach Tikva, Israel

D-2

 SCHEDULE E
DIRECTORS AND EXECUTIVE OFFICERS
OF
ISRAEL CREDIT LINES (CENTRAL) LTD.

YUVAL RAN
Chairman of the Board and Chief Executive Officer
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Manager of the Prime and Promote Group of Companies

NATHAN TURNER
Director
23 Yehuda Hanasi Street, Tel-Aviv, Israel
Director of the Prime Group Companies (financial services)

AVRAHAM GOLDRICH
Director
11/B Pomorock Street, Tel-Aviv, Israel
Director of the Prime and Promote Group of Companies (financial services) and the Goldrich Group of Companies

NATHAN SCHWARTZ
Director
10 Harechasim Street, Ramat-Gav, Israel
Director of the Prime and Promote Group of Companies (financial services)

E-1

SCHEDULE F
DIRECTORS AND EXECUTIVE OFFICERS
OF
ISRAEL CREDIT LINES COMPLEMENTARY FINANCIAL SERVICES LTD.

YUVAL RAN
Chairman of the Board and Chief Executive Officer
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Manager of the Prime and Promote Group of Companies (financial services)

ISRAEL KRIGER
Director
5 Hangur Street, Ramat-Hasharon, Israel
Manager of the Berl Katspelson Foundation

ABRAHAM BRENER
Director
54 Pinkas Street, Tel-Aviv, Israel
Financial Advisor, Chairman of the board of the Israel-American Bank Ltd.

RONY ELIAD
Director
4 Raoul Wallenberg Street, Tel-Aviv, Israel

DINA KLOD
Comptroller
4 Raoul Wallenberg Street, Tel-Aviv, Israel

F-1

SCHEDULE G
DIRECTORS AND EXECUTIVE OFFICERS
OF
K.U. LIMITED PARTNERSHIP (1995)

General Parmer

K.U. Integrated Holdings Ltd., (a holding company)
9 Barazani Street
Ramat-Aviv, Tel-Aviv, Israel

(See Schedule H regarding K.U. Integrated Holdings Ltd).

G-1

SCHEDULE H
DIRECTORS AND EXECUTIVE OFFICERS
OF
K.U. INTEGRATED HOLDINGS LTD.

YUVAL RAN
Director
9 Barazani Street, Ramst-Aviv, Tel-Aviv, Israel
Chairman of the Board and Chief Executive Officer of Israel Credit Lines (Central) Ltd. and
Israel Credit Lines Complementary Financial Services Ltd.;
Manager of the Prime and Promote Group of Companies.

HAIM TSUFF
Director
12 Haporzim Street, Petach Tikva, Israel
Manager of several companies
Citizen of Israel and the Netherlands

H-1

SCHEDULE I
DIRECTORS AND EXECUTIVE OFFICERS
OF
MICHLOL KANOT HOLDINGS LTD.

ZEEV LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
Fleet Engineer and Manager of Tasbura Company, a privately owned company involved in the transportation of cement.
Industrial Zone, P.O. Box 320, Ramla, Israel

ZVIKA LIVNAT
Director
18 Hazait Street, Karme Yosef,
Israel Commercial Manager of Tasbura Company

YUVAL RAN
Director
9 Barazani Street, Ramst-Aviv, Tel-Aviv, Israel
Chairman of the Board and Chief Executive Officer of Israel Credit Lines (Central) Ltd. and
Israel Credit Lines Complementary Financial Services Ltd.;
Manager of the Prime and Promote Group of Companies.

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SCHEDULE J
DIRECTORS AND EXECUTIVE OFFICERS
OF
CARMEN ASSETS AND INVESTMENTS LTD.

ZEEV LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
Fleet Engineer and Manager of Tasbura Company, a privately owned company involved in the transportation of cement
Industrial Zone, P.O. Box 320, Ramla, Israel

SHAY LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
General Manager of Tashtit - a subsidiary of Tasbura Company Construction Machinery Ltd., a privately owned Company involved in the importing of DAF trucks

AVRAHAM LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
Managing Director of Tasbura Company

ZVIKA LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
Commercial Manager of Tasbura Company

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SCHEDULE K
DIRECTORS AND EXECUTIVE OFFICERS
OF
UNITED KINGSWAY LTD.

HAIM TSUFF
Director
12 Haporzim Street, Petach Tikva, Israel
Manager of several companies
Citizen of Israel and the Netherlands

ROBERT JEAN ERCKENS
1 Avenue Des Tourterellef 1950, Kralnem, Belgium
Manager of several shipping companies
Citizen of Belgium

K-1